UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 23, 2004

                           Mpower Holding Corporation

         --------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

        Delaware                   33339884-01               52-2232143
     (State or other               (Commission            (I.R.S. Employer
     jurisdiction of               File Number)           Identification No.)
     incorporation)

     175 Sully's Trail, Pittsford, NY               14534
  (Address of principal executive offices)        (Zip Code)

Registrants' telephone number, including area code:  (585) 218-6550

                                       N/A
          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)




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ITEM 5.  Other Events and Regulation FD Disclosure.

Mpower Holding Corporation has applied for the listing of its common stock on the American Stock Exchange.

Forward-Looking Statements

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower Holding Corporation cautions investors that certain statements contained herein that state management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, future sales growth, the approval for listing of our common stock on any national securities exchange, market acceptance of our product offerings, our ability to secure adequate financing or equity capital to fund our operations, network expansion, our ability to manage growth and maintain a high level of customer service, the performance of our network and equipment, our ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, changes in technology, price competition and other market conditions and risks detailed from time to time in our Securities and Exchange Commission filings. The company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.





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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, Mpower Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 23, 2004    MPOWER HOLDING CORPORATION

                             By:      /s/ RUSSELL I. ZUCKERMAN
                                      ------------------------------------------
                             Name:    Russell I. Zuckerman
                             Title:   Senior Vice President, General Counsel and
                                      Secretary


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